UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 7, 2011

AISystems, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-52296	20-2414965
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Carillon Point Kirkland, WA98033
(Address of principal executive offices) (Zip Code)

(425) 749-7287
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 7, 2011, Dynamic Intelligence Inc. (“Dynamic”) provided AISystems, Inc. (the “Company”) with a Notice of Non-Renewal, pursuant to an Intellectual Property Agreement (the “Agreement”) entered into by the parties on December 9, 2005. Pursuant to the terms of the Agreement, the term of the Agreement would be automatically and continuously extended in one (1) year increments unless either party provided notice of non-renewal at least ninety (90) days before the end of the then-current term. Due to Dynamic’s Notice of Non-Renewal, the Agreement will not renew on December 9, 2011.

The Agreement provided the Company with an exclusive and perpetual license to Dynamic’s  intellectual property, which permitted the Company to use such proprietary technology to develop a unique proprietary business platform for the airline industry that is comprised of systems and mathematical algorithms capable of generating significant improvements in strategic planning capabilities, resource scheduling, revenue management and integrated operations.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, Dynamic is the beneficial owner of 27,044,620 shares of the Company’s common stock, representing an ownership interest of 18% in the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AISYSTEMS, INC.

Date: September 9, 2011	By:	/s/ Stephen C. Johnston
Stephen C. Johnston
Chief Executive Officer